
HEAVY EARTH
RESOURCES
HEVI.OB
South and Central America E&P

Disclaimer / Safe Harbor Statement

This presentation contains certain statements that may be deemed "forward-looking statements". All statements in this presentation other than statements of historical fact, that address events or developments that Heavy Earth Resources, Inc. (the "Company") expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur.

With respect to forward-looking statements contained in this presentation, the Company has made assumptions regarding, among other things: the legislative and regulatory environment in Colombia and elsewhere in Central America, the stability of the economy and political regime in Colombia and elsewhere in Central America, growth and improvement of infrastructure in Colombia and elsewhere in Central America, the impact of increasing competition in Colombia and elsewhere in Central America, costs related to exploration, drilling, seismic and the development of oil and gas properties will remain consistent with historical experiences, forecasted results of exploration and drilling activities, time required to complete seismic and drilling programs and oil and gas market prices.

Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in forward looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include, but are not limited to, senior management's general inexperience in oil and gas operations, members of senior management not being based in-Country, volatility in market prices, unexpected delays in seismic, drilling and production programs resulting from geological, technical, drilling, seismic and other unforeseen problems, unexpected results of exploration and development drilling and related activities, continued availability of capital and financing, increases in operating costs, uncertainties in estimating oil and gas reserves, competitive factors in the market(s) in which the Company operates, availability of skilled personnel, unpredictable weather conditions, inability of the Company to close its definitive agreement for Petro Vista Energy Colombia (Barbados) Corp.'s 25% participating interest in the La Maye Exploration and Production Contract No. 5 of 2008, the impact of political and economic instability in Colombia, ability to obtain required approvals of regulatory authorities in Colombia, liabilities and risks including environmental liabilities and risks inherent in oil and gas operations, general global economic, market or business conditions and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission (SEC).

Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made.

The Company expressly disclaims any obligations or undertakings to release publicly any updates or revisions to any forward-looking statements contained herein in the event that management's beliefs, estimates or opinions, or other factors, should change. The Company advises investors that the SEC's guidelines strictly prohibit information of this type in documents filed with the SEC. Investors are cautioned that oil and gas reserves on adjacent properties are not indicative of prospective, possible or actual oil and gas reserves on the Company's properties.

The contents of this presentation are confidential. This presentation is being provided to you for information purposes only on the condition that you do not reproduce it or disclose it to, or discuss with, any other person without prior written permission of the Company. These materials do not and are not to be construed as an offering memorandum. An investment in securities of the Company involves a high degree of risk and potential investors are advised to seek their own investment and legal advice. Information in this presentation that relates to hydrocarbon reserves is based on information compiled by Petrotech Engineering Ltd., who has consented to the inclusion of this information in the form in which it appears in this presentation.

A Platform for Growth

- Highly experienced management and technical team
  - Significant track record of success in Colombia and Central America including E&P projects in the Llanos, Catatumbo, Middle Magdalena and Eastern Cordillera Basins
  - Chief Geologist has 20 years experience with Amoco Petroleum Co. (now BP) leading and evaluating petroleum exploration opportunities in Latin America
- Near-term revenue from production
  - Commercial discovery well (Morichito 5) that tested up to 1,300 BOPD to commence production 1H 2013
  - Additional production well scheduled for drilling in 2013 to shorten window of payback, raise IRR and proven and bookable reserves
- Operator and partners acquired 100km^2 of 3D seismic and recently acquired an additional 94km^2 of 3D seismic in the northern portion of Morichito block to identify additional prospects and further delineate two large structural features
- Exploration potential of the Morichito Block is in the order of 10-40 MMBO recoverable at 5,000 to 6,000 feet depth not including deeper horizons (Cretaceous)
- 2012-13 Workplan:
  - Acquire additional working interests in Colombian and Guatemala
  - Commence 3D seismic programs to identify 2-10 drilling prospects on the Morichito Block
  - Drill three (3) exploratory wells (5-20 MMBO unrisked reserves) in the Llanos Basin in Colombia
  - +/- 67% Discovery success rates for exploratory wells drilled in the Llanos Basin with 3D seismic

Financial Highlights & Capitalization

- Initial Private Placement of $3.625 million funded by original shareholders
- Current cash position: $500,000
- No debt
- Common Shares Outstanding: 69,376,000
- Private Placement converted to 8,574,042 shares @$0.40/share
- Warrants/Options: None issued
- Fully Diluted Common Shares Outstanding: 69,376,000
- Trading on the OTC Bulletin Board under the symbol HEVI

Why Colombia?

- Vastly under explored for hydrocarbons with significant unrealized upside potential
- Excellent petroleum geology - multiple basins with excellent source rocks, reservoirs, seals and migration timing
- Best fiscal terms, solid E&P contracts, and political and economic stability
  - Low royalties (8% up to 5,000 bbls/pd per field)
  - Low cost of entry with modest minimum work programs
  - Income tax rate of 33% growing economy, stable legal system and much improved security
- Ownership of hydrocarbons and the freedom to sell in international markets
- High operating netbacks with prices near Brent crude pricing levels
- Significant investments from majors in a much improved security environment

Colombia Infrastructure Investments 2012

- Colombia's crude oil production forecast for 2010–15 shows the country's total production increasing to nearly 1.3 MMbbl/d in 2013 and 1.5 MMbbl/d by 2015
- Construction of the 923 km Bicentennial Pipeline running from the Casanare Department (location of the Morichito Block) to the port of Coveñas
  - Forecast to come online in December 2012 with a capacity to handle 450,000 bbl/d
  - Owned and operated by a consortium of operators in the Llanos
  - Constructed in three stages at an estimated to cost US $4.2 billion
- Development of Puerto Bahia, a new oil storage and export capacity infrastructure project located in Cartagena will add the capacity to handle 300,000 bbl/d
  - Forecast to come online in January 2014
- China Development Bank and Sinochem's Andes pipeline project running from the Venezuelan border to the southern Colombian Pacific coast will add the capacity to handle 600,000 bbl/d
- Construction of LNG export facilities on the Caribbean coast will enable future development of Colombia's large natural gas reserves and resources

Why Guatemala?

- Little exploration in the country since the 1980's
- Value creation opportunities through advanced seismic to define and identify drilling targets
- New administration instituting E&P contract fiscal terms similar to Colombia in order to arrest steep production decline
- Several blocks in the upcoming 2012 bid round have potential traps similar to producing fields in Guatemala, Mexico and Belize (see map)
- Partnering to retain significant working interest while sharing risk and knowledge



Nazareth Field
Xan Field
Chocop Field
Spanish Lookout, Never Delay Fields
Lacantum Field
Las Casas Field
Atzam, Tortugas Fields
Rubelsanto, W. Chinaja, Caribe, Tierra Blanca Fields

Los Llanos Basin - Stratigraphic Chart

- Located in the Eastern region of Colombia, the Llanos has more than 1,500 MMBO of recoverable oil
  - Two giants (Caño-Limón and Castilla), three major fields (Rubiales, Apiay and Tame Complex) and more than fifty minor fields have been discovered
- Comparable Foreland Basins: West Texas (Delaware and Midland), Denver-Julesburg, San Juan and the Alberta
- Prospectivity – the Llanos Basin has been moderately drilled and subtle stratigraphic traps have not been deeply studied
  - The southern and eastern portions of the basin are potential areas for hydrocarbon accumulation, where meteoric water forming hydrodynamic traps affects pinch-outs of reservoirs
  - The south-western part, south of the Castilla Field, is also a highly prospective area.
- High potential exploration targets include reverse fault anticlines, low-relief anticlines and stratigraphic traps (pinch-outs, paleo-highs, channel, etc.)


PERIOD
FORMATIONS
Meta Ecopetrol
Casanare Ecopetrol
LITHOLOGY
LOG TYPE
Gr
ILD - LLD
RESERVOIR
SOURCE
SEAL
NEOGENE
PALEOGENE
CRETACEOUS
Faralliones
Necesidad
Caja
Guayabo
Leon
Leon
C1 Upper Sandstone
C1
Shale E
C2
C1 Sandstone
C3
C4
C5
Carbonera
Carbonera
C2
C6
C7
C3
C8
Mirador
Los Cuervos
Barco
Guadalupe
Guadalupe
K1 Medio inferior
Gacheta
K2
Une
Mainly Sandstones
Mainly shales

E&P Asset - La Maye Block

- La Maye Block in Lower Magdalena Valley Basin is 68,302 gross acres (276.41 km^2) and is surrounded by analog production
- Cienaga de Oro Fm. sandstone and Cicuco Fm. reefal limestone over and around granite basement highs
- Location is updip of large hydrocarbon kitchen
- Cicuco and Boquete Fields appear to conform to basement highs
- La Maye is on the same basement high and updip of Cicuco and Boquete Fields

On trend with other large fields



El Dificil
74MMBOE recoverable
La Creciente
93 MMBOE recoverable
Boquete
25 MMBOE recoverable
Chimicagua
33 MMBOE recoverable
Guepaje-Ayombe
67 MMBOE recoverable
La Maye Block
Cicuco
81 MMBOE recoverable
PLATO
Zone: MMBOE All(Reserves)
80.660
71.698
62.736
53.773
44.811
35.849
26.887
17.924
8.962
0

E&P Asset - Llanos Basin

- Morichito Block is in the Casanare Region and on trend with sizable fields and surrounded by other fields
- M-5 discovery well tested at a rate of as high as 1,300 BOPD with negligible water cut
- New 94 km^2 seismic survey, currently being processed, was acquired to delineate two high-value prospects in the northern portion of Morichito Block
- Exploration potential on the order of 10-40 MMBO recoverable


Rancho Hermoso
30 MMBOE recoverable
Sardinas
9 MMBOE recoverable
La Gloria
49 MMBOE recoverable
Guarilaque
15 MMBOE recoverable
Guarimena
1.5 MMBOE recoverable
Morichito
Caracara Block
17 MMBOE produced
Estimated Reserves (MMBOE)
Zone: All(Reserves)
20.000
17.889
15.778
13.667
11.556
9.444
7.333
5.222
3.111
1.000



Production (BOPD) Nearby Morichito

Contrato	Operador	Campo	BOPD (*)	Reservas 2P (**) MMBO
Cachicamo	C&C	Hoatzin	1,100	3
Cachicamo	C&C	Ciriguelo	300	1
Cachicamo	C&C	Andarrios	100	0.5
Cachicamo	C&C	Guacharaca	150	0.5
Cravo Viejo	C&C	Carrizales	3,200	5
Cravo Viejo	C&C	Bastidas	1,600	3
Cravo Viejo	C&C	Zopilote	1,200	2
Cravo Viejo	C&C	Matemarrano	400	1
Caracara	Cepsa	Caracara	11,000	90
Caracara	Cepsa	Peguita	2,700	12
Caracara	Cepsa	Elizita	3,400	15
Caracara	Cepsa	Toro Sentado	1,400	9
Caracara	Cepsa	Rancho Quemado	392	5
Guarrojo	Hocol S.A.	Ocelote	18,700	20
Nashira	Sogomi	Nashira	600	8
Nashira	Sogomi	Alepe	500	5
Orocue	Perenco	Guarilaque	2,200	22

(*) Production data taken from the website of the Ministry of mines and energy.

(**) Reserves data based on public information of ACIPET, Minminas and Corporate Presentations.



Production Map Nearby Morichito



Cravoviejo
(8,500 bopd)
Cachicamo
(2,500 bopd)
Orocue
(2,200 bopd)
La Punta
(4,500 bopd)
Nashira
(800 bopd)
Surimena
Rio Meta
Morichito
LLA-71
CPO-1
Caracara
(20,000 bopd)
Guarrojo
(20,000 bopd)
30 km
Abril 2012

Morichito Block - Reserve Potential

- M-5 discovery well tested water-free oil from a low area of the trap and the field has a significantly thicker oil column
- Initial production will be from the C-7 5,902' sand and testing will commence from the 5,856' sand
- The northern portion of the Morichito Block has greater potential based on:
  - The 2D lines show bigger structures
  - New 3D acquired with the correct parameters (30m x 30m)
  - Recent nearby C-7 discoveries producing >1,000 barrels per day


SORIMENA-1 : 1
ARIMENA-1 : 1
CACHICAMO-1 : 1
Morichito North : 1
Morichito North : 2
Morichito A as drilled : 1
MORICHITO : 1
Morichito 5
SIMO

Production Forecast - Morichito

Morichito Valuation

All dollar amounts expressed in US$

Days		365	300	365	365	365	366	365	365	365	366	
Year		**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**Total**
Drilling Activity												
Total Wells	# wells	-	6	4	-	-	-	-	-	-	-	**10**
CAPEX												
Infrastructure	$MM	$ 0.14	$ 0.25	$ 0.25	$ 0.25	$ 0.25	$ 0.25	$ 0.25	$ 0.25	$ 0.25	$ 0.25	**$ 2.39**
1P - Development	$MM	$ -	$ 6.00	$ 6.00	$ -	$ -	$ -	$ -	$ -	$ -	$ -	**$ 12.00**
2P - Development	$MM	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	**$ -**
Exploration Upside - Exploration	$MM	$ -	$ 12.00	$ 6.00	$ -	$ -	$ -	$ -	$ -	$ -	$ -	**$ 18.00**
Facilities	$MM	$ 0.86	$ 0.13	$ 0.13	$ 0.13	$ 0.13	$ 0.13	$ 0.13	$ 0.13	$ 0.13	$ 0.13	**$ 1.98**
Pipeline	$MM	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	**$ -**
Total Capex	$MM	$ 1.00	$ 18.38	$ 12.38	$ 0.38	$ 0.38	$ 0.38	$ 0.38	$ 0.38	$ 0.38	$ 0.38	**$ 34.38**
Operating												
1P Production	bbls/d	-	1,300	910	637	446	312	218	153	107	75	**4,158**
2P Production	bbls/d	-	-	-	-	-	-	-	-	-	-	
Exploration Upside Production	bbls/d	-	1,733	1,733	693	208	62	19	6	2	1	**4,456**
Annual Production	bbls	-	909,948	964,753	485,546	238,666	137,076	86,581	57,874	39,692	27,614	**2,947,751**
Net Production	bbls	-	909,948	964,753	485,546	238,666	137,076	86,581	57,874	39,692	27,614	2,947,751
Royalties	$/bbl	$ -	$ 13.52	$ 13.92	$ 14.34	$ 14.77	$ 15.22	$ 15.67	$ 16.14	$ 16.63	$ 17.13	
Netback	$/bbl	$ -	$ 65.47	$ 67.44	$ 69.46	$ 71.54	$ 73.69	$ 75.90	$ 78.18	$ 80.52	$ 82.94	
Operating Cash Flow	$MM	$ -	$ 59.58	$ 65.06	$ 33.73	$ 17.07	$ 10.10	$ 6.57	$ 4.52	$ 3.20	$ 2.29	**$ 202.12**
Net Cash Flow		$ (1.00)	$ 27.60	$ 35.30	$ 22.34	$ 11.19	$ 6.52	$ 4.15	$ 2.78	$ 1.89	$ 1.28	**$ 112.06**
Discounted Cash Flow (NPV 10%)												
Annual Discounted Cash Flow	$MM	$ -	$ 26.32	$ 30.60	$ 17.61	$ 8.02	$ 4.24	$ 2.46	$ 1.50	$ 0.92	$ 0.57	
Cumulative Cash Flow	$MM	$ -	$ 26.32	$ 56.92	$ 74.52	$ 82.54	$ 86.78	$ 89.24	$ 90.74	$ 91.66	$ 92.23	

Timeline and Work Plan 2012-2013

1H 2012

- Acquisition of ANH-approved operator Petropuli Ltda and its 50% working interest in the Morichito Block
- Declaration of Morichito-5 discovery as "commercially viable" and work plan to start production in 1H 2013
- Commencement of 94 km2 3D Seismic Program on the northern portion of the Morichito Block
- Consummation of a share exchange and financing agreements with "HEVI" (@ $.40/share)
- Acquisition of Petro Vista Energy Corp.'s 25% working interest in the La Maye E&P contract
- Infrastructure development to facilitate the development of production from Morichito-5 discovery well in 1H 2013

2H 2012

- Identification of non-prospective lands for relinquishing as per ANH E&P contract requirements in the Morichito Block
- Completion of infrastructure procurement, including well pads, storage tanks and facilities for Morichito-5 production
- Completion of interpretation and analysis for 94 km2 3D seismic data to identify additional high-value drilling targets
- Commencement of bidding for drilling up to four (4) exploratory wells on the Morichito Block in 2013
- Preparations for drilling including applications for environmental permits on the Morichito Block
- Negotiations to bid and acquire additional exploration and production contracts in Colombia and Guatemala

1H 2013

- Begin E&P program for La Maye Block by testing Noelia-1 discovery well and drilling the high-impact exploratory targets
- Commencement of an extended well test of the Morichito-5 discovery well and the first cash flow from the development asset
- Commencement of drilling up to four (4) exploratory wells and one (1) additional production well on the Morichito Block
- Commencement of additional production on the Morichito 5 structure and on any new discovery well on the Block
- Commencement of infrastructure development to facilitate new production from any new discovery well on the Block
- Negotiations to bid and acquire additional exploration and production contracts in Colombia and Guatemala (continued)

Senior Management Team

GRANT W. DRAPER, MBA, Chief Executive Officer & President, Director

Since taking the reins in December 2011, Mr. Draper has instituted a new management and executed a series of acquisitions that are moving the company forward by adding significant value to acquired assets and providing upside for shareholders. Raised in the Alberta oil patch, Mr. Draper graduated from the University of Alberta and went on to a build a career in investment banking and strategic communications consulting in New York City. Mr. Draper has more than 13 years of experience in the management of public companies and participation in financial transactions. In the banking arena, his focus included representing several media and communications conglomerates and multi-billion dollar private equity funds. Prior to joining HEVI, Mr. Draper was a Managing Director at the global business advisory firm FTI Consulting where he counseled senior executives at global energy, defense, technology and entrepreneurial companies.

ANTHONY J. IVES, MBA, COO and CFO, Director

Since being appointed CFO, COO, and Director of Latin American operations, Mr. Ives has been instrumental in the negotiation and acquisition of HEVI's working interests in the Morichito and La Maye E&P Contracts. Mr. Ives has leveraged his 25 years of investment management and business operations experience both in the public and private sectors to develop HEVI's in-country management teams in Colombia and Guatemala. Mr. Ives began his career with Merrill Lynch before moving to the Treasurer's Office for the City of Sacramento, then on to CALPERS. His analytic, operational and financial background helped him to co-manage fund strategies for the large index fund, a quantitative long/short fund, and various other index related funds. Total internal equity funds under management reached $50 billion before he left to go to the private sector where he headed the trading desk at Jurika & Voyles. Prior to joining HEVI, Mr. Ives was Executive Director and Founder of a foundation in Central America where he assisted indigenous populations start businesses, implement conservation programs and created educational programs to support young scholars through high school and university. He is fluent in Spanish.

JOSHUA H. ROSENFELD, Ph.D, Senior Geologic Consultant

Dr. Rosenfeld has 45 years of geological experience including 20 years living in Latin America. Experienced in leading petroleum and mineral resource exploration projects in Mexico, Belize, Guatemala, Colombia, Argentina, and Canada, Dr. Rosenfeld is responsible for evaluating and making recommendations on petroleum exploration opportunities including acquisition targets and seismic processing for HEVI. Dr. Rosenfeld has published several papers on the economic geology of petroleum and mineral resources in under explored regions of Central and South America. Prior to joining HEVI, Dr. Rosenfeld worked for Amoco Petroleum (now BP), where he was responsible for evaluating and recommending appropriate action on petroleum exploration opportunities including managing seismic and drilling operations. He is fluent in Spanish.

Senior Management Team

JUAN CARLOS ROBLES, Geologist, Country Manager - Colombia

Since being appointed Country Manager for Colombia, Mr. Robles has been instrumental in the identification of HEVI's working interests in the Morichito and La Maye E&P Contracts. As HEVI's representative in Colombia, his leadership in transforming the management of the Company's solely Colombian focused subsidiary DCX SAS has been remarkable. Mr. Robles' manages the Company's 3D seismic programs, staffing and road and facilities improvement projects for the Morichito and La Maye E&P assets. His extensive experience evaluating and running seismic programs and managing projects from well design to field acquisition operations. Mr. Robles has been directly integral to several large discoveries in Colombia, including Tambaquí- 1(March 2000) and Jaguar- 1 (January 2003). He has managed exploration and production projects in the Eastern Cordillera, Middle Magdalena, and Catatumbo Basins and Llanos Basin developing over 50MMBO of reserves in six different blocks. Prior to joining HEVI, Mr. Robles worked for Shell Oil and Amoco Petroleum (now BP) in Colombia, where he was responsible for evaluating petroleum exploration opportunities and managing drilling and production operations. He is fluent in Spanish.

ANDY MIRKIN, Rincon Energy, G&G Services

Since being retained to provide G&G Services, Mr. Mirkin and his team at Rincon Energy have been invaluable in providing HEVI with its 3D seismic programs, including advanced processing, pre-stack time migration, high-resolution velocity analysis and CDP gather conditioning for AVO interpretation. With over 30 years of international experience in asset management, new ventures and E&P geology, Mr. Mirkin leads HEVI's technical team in its exploration and production programs. Mr. Mirkin has worked for Shell Oil, Saga Petroleum and Benton Oil & Gas Co.

Investment Highlights

- Ground floor opportunity in an E&P oil and gas company with development and exploration assets in the Americas
- Building on exploration success with an attractive and growing portfolio of drill ready targets that provides for significant future upside
- Utilization of 3D seismic to clearly delineate exploration targets and to further evaluate the target or possible use of horizontal drilling technology to augment anticipated production and to provide accelerated rates of recovery
- Prolific producing reservoirs in the Llanos and Lower Magdalena with high netbacks that will provide rapid payout of investments
- Management team with significant regional and in-country experience focused on identifying and acquiring development and exploration assets located in proven hydrocarbon systems
- Development program underway to test and further delineate the Morichito-5 discovery well structure to ensure the full recovery of reserves

Corporate Information

Heavy Earth Resources, Inc.
Suite 280, 625-2nd Street
San Francisco, CA 94107
Telephone: +1 415 813 5079
Email: investorrelations@heavyearthresources.com

Grant Draper • g.draper@heavyearthresources.com
Anthony Ives • a.ives@heavyearthresources.com
Michael Muellerleile • mjm@m2law.com (M2 Law - US Counsel)
Norton Rose • Colombian Counsel

Risk Factors Related to Our Business - Please Read All the Following Pages

The purchase of our common stock is a transaction involving a high degree of risk. Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business:

We will need to raise additional capital to fund our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

To continue operations, we need to raise additional funds. We do not know if we will be able to acquire additional financing. We anticipate that we will need to spend significant funds on our new business. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our operations. If we are not able to raise additional capital or generate revenues that cover our estimated operating costs, our business may ultimately fail.

We have no operating history or revenue and minimal assets.

We have no operating history, have received no revenues and have never earned a profit from operations. We have no significant assets or financial resources other than those assets held by our subsidiaries. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of December 31, 2011, our net loss since inception was $392,645. We expect to incur operating and capital expenditures for the next year and, as a result, we expect significant net losses in the future. We may not be able to generate sufficient revenues to achieve profitable operations.

Because we are an exploration stage company, we have no revenues to sustain our operations.

We are an exploration stage company that is currently developing our business. To date, we have not generated any revenues, and we cannot guaranty that any will be generated. We are not able to predict whether we will be able to develop and exploit our oil and gas interests and generate revenues. If we are not able to complete the successful development of our business, generate significant revenues and attain sustainable profitable operations, then our business will fail.

We will need additional financing to execute our business plan.

We do not have any revenues from our current operations. We will need substantial additional funds to:
- effectuate our business plan;
- fund the acquisition, exploration, development and production of oil and natural - gas in the future;
-fund future drilling programs; and
- hire and retain key employees.

We may seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. We cannot guarantee that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel drilling programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated March 1, 2012, our current independent registered public accounting firm stated that our financial statements for the year ended December 31, 2011, were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors' doubts are based on our lack of assets and our ability to obtain sufficient working capital to fund future operations. If we are unable to raise additional capital, our efforts to continue as a going concern may not prove successful.

Oil and natural gas exploration and development activities are subject to many risks which may affect our ability to obtain any level of commercial success.

Oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.

Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. We cannot guaranty that we will be able to continue to locate satisfactory properties for acquisition or participation. Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous. We cannot guaranty that commercial quantities of oil will be discovered or acquired by us.

Risk Factors Related to Our Business

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to our wells, production facilities, other property and the environment or in personal injury. Oil and gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could negatively affect our results of operations, liquidity and financial condition.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.

The results of geophysical testing and geological analysis are subjective, and we cannot guaranty that the exploration and development activities we conduct based on positive analysis will produce oil or gas in commercial quantities or costs. As we perform developmental and exploratory activities, further data required for evaluation of our oil and gas interests will become available. The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties. The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil or gas in commercial quantities. Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

If we are unable to successfully compete with the large number of oil and natural gas producers in our industry, we may not be able to achieve profitable operations.

Oil and natural gas exploration is intensely competitive in all its phases and involves a high degree of risk. We compete with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas. Our competitors include energy companies that have substantially greater financial resources, staff and facilities than us. Our ability to establish additional reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery. Competition may also be presented by alternate fuel sources.

As many of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. We may not establish commercial discoveries on any of our properties.

Our operations in Colombia are subject to risks relating to political and economic instability.

We currently have interests in oil and gas concessions in Colombia and anticipate that operations in Colombia will constitute a substantial element of our strategy going forward. The political climate in Colombia is unstable and could be subject to radical change over a very short period of time. In the event of a significant negative change in the political or economic climate in Colombia, we may be forced to abandon or suspend our operations in Colombia.

A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups—both funded by the drug trade—continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country. While our operators take measures to protect our assets, operations and personnel from guerilla activity, continuing attempts to reduce or prevent guerilla activity may not be successful and guerilla activity may disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.

Additionally, Colombia is among several nations whose eligibility to receive foreign aid from the United States is dependent on its progress in stemming the production and transit of illegal drugs, which is subject to an annual review by the President of the United States. Although Colombia is currently eligible for such aid, Colombia may not remain eligible in the future. A finding by the President that Colombia has failed demonstrably to meet its obligations under international counternarcotics agreements may result in any of the following:

- all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended;
- the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia;
- United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia, although such votes would not constitute vetoes; and
- the President of the United States and Congress would retain the right to apply future trade sanctions.

Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with ANH and the Colombian government's ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Colombian assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. The United States may impose sanctions on Colombia in the future, and we cannot predict the effect in Colombia that these sanctions might cause.

Risk Factors Related to Our Business

Our operations will be subject to environmental and other government laws and regulations that are costly and could potentially subject us to substantial liabilities.

Crude oil and natural gas exploration and production operations in Colombia are subject to extensive laws and regulations. Oil and gas companies are subject to laws and regulations addressing, among others, land use and lease permit restrictions, bonding and other financial assurance related to drilling and production activities, spacing of wells, unitization and pooling of properties, environmental and safety matters, plugging and abandonment of wells and associated infrastructure after production has ceased, operational reporting and taxation. Failure to comply with such laws and regulations can subject us to governmental sanctions, such as fines and penalties, as well as potential liability for personal injuries and property and natural resources damages. We may be required to make significant expenditures to comply with the requirements of these laws and regulations, and future laws or regulations, or any adverse change in the interpretation of existing laws and regulations, could increase such compliance costs. Regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations.

Our oil and gas operations are subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection.

These laws and regulations:
- require the acquisition of authorizations, approvals and permits before drilling commences;
- restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;
- limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
- impose substantial liabilities for pollution resulting from operations.

Failure to comply with these laws and regulations may result in:
- the imposition of administrative, civil and/or criminal penalties;
- incurring investigatory or remedial obligations; and
- the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to be in compliance in all material respects with all applicable environmental laws and regulations, we cannot assure you that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability.

We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations. In addition, many countries have agreed to regulate emissions of "greenhouse gases." Methane, a primary component of natural gas, and carbon dioxide, a byproduct of burning of natural gas and oil, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and demand for some of our services or products in the future.

Our senior management team does not have extensive experience in oil and gas operations in Colombia, which could impair our ability to comply with Colombia's legal and regulatory requirements.

Our senior management team has had limited oil and gas operational experience in Colombia which may impair our ability to comply with legal and regulatory requirements in Colombia. Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by Colombia's laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Colombia's legal system may not provide for effective legal redress for foreign entities such as us.

As a civil law jurisdiction Colombia has a legal system which is different from the common law jurisdictions of the United States. Standard legal practices in civil law jurisdictions may result in risks such as (i) a higher degree of discretion on the part of governmental authorities; (ii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations, particularly where those rules and regulations are the result of recent legislative changes or have been recently adopted; (iii) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and (iv) relative inexperience of the judiciary and courts in such matters. In the case of foreign entities such as us doing business in a civil law jurisdiction such as Colombia, effective legal redress in the courts of these countries, whether in respect of a breach of law or regulation or in an ownership dispute, may be more difficult to obtain. As well, legislation and regulations may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by changes in governments, the actions of government authorities or others, or the effectiveness and enforcement of such arrangements. It may not be possible to effect service of process upon us or our officers or directors or enforce court judgments against us.

Although we are subject to state and federal laws, we carry on all of our material operations in Colombia. Accordingly, we are subject to the legal systems and regulatory requirements of a number of jurisdictions with a variety of requirements and implications for our shareholders. Exploration and development activities outside the United States may require protracted negotiations with host governments, regulatory bodies and other third parties. If a dispute arises with foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the United States.

Risk Factors Related to Our Business

The condition of infrastructure and equipment in Colombia may disrupt our operations.

The physical infrastructure of Colombia has not been adequately funded and maintained. Particularly affected are the road networks, power generation and transmission, communication systems and building stock. The poor state of certain physical infrastructure could disrupt the transportation of goods, supplies and production and, accordingly, may add to the costs of doing business in these countries. Such additional costs or business interruption could materially adversely affect the timing of our plans and our business, financial condition, results of operations, and the value of our common stock. Colombia has limited refinery and pipeline capacity and may be insufficient to accommodate our production in the event of an oil discovery. If drilling activities increase in Colombia generally, shortage of drilling and completion rigs, field equipment and qualified personnel could develop. From time to time, associated costs have sharply increased in various areas around the world and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increased number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn negatively impact our operating results.

If we acquire a 25% participating interest in the La Maye Block in Colombia it could be subject to being controlled by operators, which may carry out transactions affecting our Colombian assets and operations without our consent.

Any participating interests in the La Maye Block in Colombia that we may acquire would be subject to a substantial degree of control by the operator of the La Maye Block, which according to the ANH owns a 75% interest in the La Maye Block. The operator of the La Maye Block may sell their interests in the La Maye Block in the future and, as the operator, may determine that temporary shut-ins from production may be required. Our management intends to closely monitor the nature and progress of future transactions by the operator of the La Maye Block in order to protect our interests. However, we have no effective ability to alter or prevent a transaction and are unable to predict whether or not any such transactions will in fact occur or the nature or timing of any such transaction. As a result, our financial results in the La Maye Block are directly affected by the independent strategies and decisions of the operator of the La Maye Block.

Our ability to market and sell oil and natural gas is subject to a number of factors that are beyond our control, and that may adversely impact our ability to produce and sell hydrocarbons, or to achieve profitability.

The marketability and price of oil and natural gas that may be acquired or discovered by us will be affected by numerous factors beyond our control. Our ability to market our oil and natural gas may depend upon our ability to acquire space on pipelines that deliver hydrocarbons to commercial markets. We may be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and gas and by many other aspects of the oil and gas business.

Our revenues, profitability and future growth and the carrying value of our oil and gas properties are substantially dependent on prevailing prices of oil and natural gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on our borrowing capacity, revenues, profitability and cash flows from operations.

Volatile commodity prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil and gas leases or interest in oil and gas leases to retain lawyers to fully examine the title to the interest under the lease. In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the energy industry. Nevertheless, there may be title defects which affect lands comprising a portion of our properties which may adversely affect us.

Our properties are held in the form of participating interests in exploration and production contracts and operating agreements. If the specific requirements of such contracts and agreements are not met, the instrument may terminate or expire.

All of our properties are held under participating interests in oil and gas exploration and production contracts and operating agreements. If we fail to meet the specific requirements of each contract or agreement, especially future drilling and production requirements, the contract or agreement may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each contract and agreement. The termination or expiration of our participating interests relating to any contract or agreement would harm our business, financial condition and results of operations.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas in the future and for future drilling programs. If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Risk Factors Related to Our Business

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

Our insurance may be inadequate to cover liabilities we may incur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, sour gas releases, and spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or in personal injury as well as general risks and hazards, including labor unrest, civil disorder, war, acts of terrorism, subversive activities or sabotage, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions.

Although we have obtained insurance in accordance with industry standards to address certain of these risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not in all circumstances be insurable or, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or for other reasons.

The payment of such uninsured liabilities would reduce the funds available to us. The occurrence of a significant event that we are not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our business, financial condition, results of operations, and the value of our common stock.

Foreign currency exchange rate fluctuations may affect our financial results.

We expect to sell any future oil and natural gas production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country, mainly Colombia, where we perform our operations. As a result, fluctuations in the United States dollar against the local currencies in jurisdictions where we operate could result in unanticipated and material fluctuations in our financial results. Local operations may require funding that exceeds operating cash flow and there may be restrictions on expatriating proceeds and/or adverse tax consequences associated with such funding.

We may not be able to repatriate our earnings.

We will be conducting all of our operations in Central and South America through our offshore subsidiaries. Therefore, we will be dependent on the cash flows of our offshore subsidiaries to meet our obligations. Our ability to receive such cash flows may be constrained by taxation levels in the jurisdictions where our subsidiaries operate and by the introduction of exchange controls and/or repatriation restrictions in the jurisdictions where we intend to operate. Currently there are no such restrictions in Colombia on local earnings of foreign entities, but we cannot assure you that exchange or repatriation restrictions will not be imposed in the future.

Estimates of oil and gas reserves are uncertain.

The process of estimating oil and gas reserves is complex and requires significant judgment in the evaluation of available geological, engineering and economic data for each reservoir, particularly for new discoveries. Because of the high degree of judgment involved, different reserve engineers may develop different estimates of reserve quantities and related revenue based on the same data.

In addition, the reserve estimates for a given reservoir may change substantially over time as a result of several factors including additional development activity, the viability of production under varying economic conditions and variations in production levels and associated costs. Consequently, material revisions to our future reserve estimates may occur as a result of changes in any of these factors. Such revisions to reserves could have a material adverse effect on our future estimates of future net revenue, as well as our financial condition and profitability.

Discoveries or acquisitions of additional reserves will be needed to avoid a material decline in future reserves and production.

The production rates from oil and gas properties generally decline as reserves are depleted, while related per unit production costs generally increase, due to decreasing reservoir pressures and other factors. Therefore, we anticipate our future estimated proved reserves and future oil and gas production will decline materially as future reserves are produced unless we conduct successful exploration and development activities or, unless we identify additional producing zones in existing wells, secondary or tertiary recovery techniques, or acquire additional properties containing proved reserves. Consequently, our future oil, gas and NGL production and related per unit production costs will be highly dependent upon our level of success in finding or acquiring additional reserves.

Risk Factors Related to Our Business

Future exploration and drilling results are uncertain and involve substantial costs.

Substantial costs are often required to locate and acquire properties and drill exploratory wells. Such activities are subject to numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling and completing wells are often uncertain. In addition, oil and gas properties can become damaged or drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:
- unexpected drilling conditions;
- pressure or irregularities in reservoir formations;
- equipment failures or accidents;
- fires, explosions, blowouts and surface cratering;
- adverse weather conditions;
- lack of access to pipelines or other transportation methods;
- environmental hazards or liabilities; and
- shortages or delays in the availability of services or delivery of equipment.

A significant occurrence of one of these factors could result in a partial or total loss of our future investment in a particular property. In addition, drilling activities may not be successful in establishing proved reserves. Such a failure could have an adverse effect on our future results of operations and financial condition. While both exploratory and developmental drilling activities involve these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Failure to generate revenues from our properties and other interests could hinder our ability to expand and to continue our current operations.

Unless we generate revenues from our properties in Colombia, or obtain additional funding, we may not be able to implement our business plan, or continue or expand our current operations. We estimated that our available cash is not sufficient for us to continue and expand our current operations for the next twelve months. Therefore, failure to generate revenues from our properties and other interests and failure to obtain additional funding could deter our ability to continue our existing operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Our officers and directors are engaged in other activities that could have conflicts with our business interests, which means our business may suffer if our officers and directors do not devote sufficient time to our operations or place their interests in other endeavors above our interests.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors may engage in other activities. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. We do not currently have employment contracts with our officers, nor are we able to pay them any compensation at our current and foreseeable levels of operations. Should Mr. Draper and Mr. Ives decide to devote less time to our operations, our business may fail.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including Grant Draper, our President and Chief Executive Officer, and Anthony Ives, our Chief Operations Officer and Chief Financial Officer. The loss of the services of both of these officers could significantly hinder our operations. Although we are looking into acquiring key person insurance, we do not currently have such insurance in effect for Mr. Draper or Mr. Ives. In addition, the competition for qualified personnel in the oil and gas industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We rely on third parties to operate some of the assets in which we possess an interest. The success of our operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfills their obligations. As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited. Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator's expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices. The failure of third party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

Risk Factors Related to Our Common Stock

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls. It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Failure to maintain the adequacy of our internal controls could impair our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act, which could cause our stock price to decrease substantially.

We have amended certain of our prior periodic reports to include required disclosures that were previously omitted from those periodic reports. The filing of amendments to those periodic reports resulted in a redetermination that our internal controls over financial reporting and disclosure controls and procedures were not effective for those periods. We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. We have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with being a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

- variations in our operating results;
- changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
- changes in operating and stock price performance of other companies in our industry;
- additions or departures of key personnel; and
- future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of significant revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Risk Factors Related to Our Common Stock

Secondly, an investment in us is a speculative or "risky" investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Because we became public by means of a "reverse merger," we may not be able to attract the attention of major brokerage firm or investors in general.

Additional risks may exist since we will become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future. In addition, the SEC has recently issued an investor bulletin warning investors about the risks of investing in companies that enter the U.S. capital markets through a "reverse merger." The release of such information from the SEC may have the effect of reducing investor interest in companies, such as us, that enter the U.S. capital markets through a "reverse merger."

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144(i), due to our status as a former "shell company."

Pursuant to Rule 144(i) of the Securities Act ("Rule 144"), a "shell company" is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, prior to the completion of the Asset Purchase Agreement and this filing, we were considered a "shell company" pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a "shell company" (which we believe that we have in connection with the acquisition of the Assets and our change in business focus); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date "Form 10 information" has been filed with the Commission reflecting the Company's status as a non-"shell company", which information has been filed in this Report. Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after the date of this Form 8-K Report, any non-registered securities we sell in the next approximately 12 months or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of this Report. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Rule 144 will not be available for the outstanding shares issued by the Company for a period of at least one year after the filing of this report on Form 8-K, which means that these shareholders may not be able to sell such shares in the open market during this period.

Rule 144 does not permit reliance upon such rule for the resale of shares sold after the issuer first became a shell company, until the issuer meets certain requirements, including ceasing to be a shell company, the filing of Form 10-type information, and the filing for a period of one year periodic reports required under the Exchange Act. As a result, the holders of all of the restricted shares will not be able to sell their shares in reliance upon Rule 144 during this waiting period except pursuant to a registration statement filed by us which includes these shares for resale.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Risk Factors Related to Our Common Stock

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders' interest and adversely impact the rights of holders of our common stock.

We have a total of 300,000,000 shares of common stock authorized for issuance. As of May 3, 2012, we had 230,624,000 shares of common stock available for issuance. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants may have a depressive effect on the market price of our common stock, as such warrants would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

